SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant[X] Filed by a Party other than the Registrant[ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting  Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12

                           CAMCO FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

         1)    Title of each class of securities to which transaction applies:
               ---------------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ---------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------
         5)    Total fee paid:
               ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  --------------------------------------
         2)       Form, Schedule or Registration Statement No.:
                  --------------------------------------
         3)       Filing Party:
                  --------------------------------------
         4)       Date Filed:
                  --------------------------------------

                           CAMCO FINANCIAL CORPORATION
                               814 Wheeling Avenue
                              Cambridge, Ohio 43725
                                 (740) 432-5641

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Notice is hereby given that the 1998 Annual Meeting of Stockholders of Camco Financial Corporation ("Camco") will be held at The Pritchard Laughlin Civic Center, 7033 Glenn Highway, Cambridge, Ohio 43725, on May 26, 1998, at 3:00 p.m., Eastern Daylight Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

                  1. To elect three directors of Camco for terms expiring in 2001;

                  2. To consider and vote upon a proposed amendment to Section Fourth of the Certificate of Incorporation of Camco to increase the authorized number of shares of stock from 5,000,000 to 9,000,000, of which 8,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per share;

                  3. To consider and vote upon a proposed amendment to the First Ashland Financial Corporation 1995 Stock Option and Incentive Plan (the "Ashland Stock Option Plan") to allow Camco to grant options pursuant to the Ashland Stock Option Plan to directors, officers and employees of Camco and its subsidiaries;

                  4. To ratify the selection of Grant Thornton LLP, as the auditors of Camco for the current fiscal year; and

                  5.   To transact such other  business as may properly come
                       before  the  Annual   Meeting  or  any   adjournments
                       thereof.

         Only stockholders of Camco of record at the close of business on April 17, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                          By Order of the Board of Directors





April 24, 1998                            Anthony J. Popp, Secretary

                           CAMCO FINANCIAL CORPORATION
                               814 Wheeling Avenue
                              Cambridge, Ohio 43725
                                 (740) 432-5641

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of Camco Financial Corporation ("Camco") for use at the 1998 Annual Meeting of Stockholders of Camco to be held at The Pritchard Laughlin Civic Center, 7033 Glenn Highway, Cambridge, Ohio 43725, on May 26, 1998, at 3:00 p.m., Eastern Daylight Time, and at any adjournments thereof (the "Annual Meeting").

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

                  FOR the reelection of James R. Hanawalt, Anthony J. Popp and Eric G. Spann as directors of Camco for terms expiring in 2001;

                  FOR the adoption of the amendment to Article Fourth of the Certificate of Incorporation of Camco (the "Camco Certificate") to increase the authorized number of shares of stock from 5,000,000 to 9,000,000, of which 8,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per share (the "Amendment");

                  FOR the adoption of the amendment to the First Ashland Financial Corporation 1995 Stock Option and Incentive Plan (the "Ashland Stock Option Plan") to allow Camco to grant options pursuant to the Ashland Stock Option Plan to directors, officers and employees of Camco and its subsidiaries (the "Ashland Option Plan Amendment"); and

                  FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton"), as the auditors of Camco for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of Camco in person or by telephone, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. Proxies may be revoked by (a) delivering a written notice expressly revoking the Proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated Proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and casting votes personally. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy. The cost of soliciting Proxies will be borne by Camco.

         Only stockholders of record as of the close of business on April 17, 1998 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share owned. Camco's records disclose that, as of the Voting Record Date, there were 3,631,948.5 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to stockholders of Camco on or about April 27, 1998.

                                  VOTE REQUIRED

Election of Directors

         Under Delaware law and Camco's Bylaws, the three nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting, but which are not voted with respect to the election of directors ("non-votes"), are not counted toward the election of directors.

Adoption of Amendment to Certificate of Incorporation

         The affirmative vote of the holders of a majority of the outstanding shares, voting in person or by proxy, is necessary to approve the Amendment. The effect of an abstention or a non-vote with respect to the adoption of the Amendment is the same as a vote against the Amendment. If the accompanying Proxy is signed and dated by the stockholder but no vote is specified thereon, however, the shares held by the stockholder will be voted FOR the adoption of the Amendment.

Adoption of Amendment to Ashland Stock Option Plan

         The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to approve the Ashland Option Plan Amendment. The effect of an abstention or a non-vote with respect to the adoption of the Ashland Option Plan Amendment is the same as a vote against the Ashland Option Plan Amendment. If the accompanying Proxy is signed and dated by the stockholder but no vote is specified thereon, however, the shares held by the stockholder will be voted FOR the adoption of the Ashland Option Plan Amendment.

Ratification of Selection of Auditors

         The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Grant Thornton as the auditors of Camco for the current fiscal year. The effect of an abstention or a non-vote with respect to the ratification of the selection of auditors is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the stockholder but no vote is specified thereon, however, the shares held by the stockholder will be voted FOR the ratification of the selection of Grant Thornton as auditors.


              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of April 1, 1998, no persons were known by Camco to own beneficially more than 5% of the outstanding shares of common stock of Camco.

         The following table sets forth certain information with respect to the number of shares of common stock of Camco beneficially owned by each director and executive officer of Camco and by all directors and executive officers of Camco as a group as of April 1, 1998:

                                  Amount and nature of beneficial ownership
                                 Sole voting and/or      Shared voting and/or       Percentage of
Name and address (1)               investment power        investment power       shares outstanding
----------------                   ----------------        ----------------       ------------------
Larry A. Caldwell                      57,756.1(2)                73,153.8               3.61%
Robert C. Dix, Jr.                      3,851.7(3)                 2,315.0               0.17
Kenneth R. Elshoff                      4,806.0                          -               0.13
James R. Hanawalt                       2,906.0(4)                 3,806.6               0.19
Paul D. Leake                          63,676.0(5)                10,622.0               2.03
Anthony J. Popp                        58,041.0(6)                       -               1.60
Eric G. Spann                             220.2                          -               0.01
Samuel W. Speck                         2,642.0(7)                10,771.0               0.37
Jeffrey T. Tucker                       9,679.0(8)                       -               0.27
Gary E. Crane                                 -                          -                   -
All directors and executive
 officers as a group (10              203,578.0(9)               100,668.4               8.26%
 persons)


-----------------------------

(1) Each of the persons listed in this table may be contacted at the address of Camco, 814 Wheeling Avenue, Cambridge, Ohio 43725.

(2) Includes 13,611 shares that may be acquired upon the exercise of options awarded pursuant to the Camco Financial Corporation 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan").

(3) Includes 792 shares that may be acquired upon the exercise of options awarded pursuant to the 1995 Stock Option Plan.

(4) Includes 2,906 shares that may be acquired upon the exercise of options awarded pursuant to the 1995 Stock Option Plan.

(5) Includes 43,067 shares that may be acquired pursuant to the Ashland Stock Option Plan which was assumed by Camco.

(6) Includes 10,690 shares that may be acquired upon the exercise of options awarded pursuant to the 1995 Stock Option Plan.

(7) Includes 2,642 shares that may be acquired upon the exercise of options awarded pursuant to the 1995 Stock Option Plan.

(8) Includes 1,583 shares that may be acquired upon the exercise of options awarded pursuant to the 1995 Stock Option Plan.

(9) Includes 75,291 shares that may be acquired upon the exercise of options awarded pursuant to the 1995 Stock Option Plan and the Ashland Stock Option Plan.

                               BOARD OF DIRECTORS

Election of Directors

         Pursuant to the Bylaws, the number of Directors of Camco has been fixed at nine. The Board of Directors is divided into three classes. Each class serves for a three-year period.

         In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder entitled to vote for directors if such stockholder has submitted a written nomination to the Secretary of Camco by the later of the March 31st immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors. Each such written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         The Board of Directors proposes the reelection of the following persons to terms which will expire in 2001:


                                                                                                      Director
Name                              Age (1)       Position(s) held                                        since
----                              ---           ----------------                                        -----
James R. Hanawalt                  68           Director                                                1991
Anthony J. Popp                    60           Director, Senior Vice President and Secretary           1985
Eric G. Spann                      35           Director                                                1996


-----------------------------

(1)  At April 1, 1998.


     James R. Hanawalt retired in 1990 after 37 years of service to Armco Building Systems ("Armco"). At the time of his retirement, Mr. Hanawalt was Armco's Director of Manufacturing. Mr. Hanawalt serves as a director and the Chairman of the Board of Directors of First Federal Savings Bank of Washington Court House ("First Federal").

     Anthony J. Popp is Senior Vice President and Secretary of Camco and Chief Executive Officer of Marietta Savings Bank ("Marietta Savings"), a position he has held since 1972. Mr. Popp also serves as a member of the boards of directors of First Federal, First Federal Bank for Savings ("First Savings"), East Ohio Land Title Agency, Inc. ("East Ohio") and Marietta Savings.

     Eric G. Spann has been the Director of Manufacturing at the Colgate Palmolive plant located in Cambridge, Ohio since February 1995. From 1991 to 1995, Mr. Spann was the Operations Manager at a Colgate-Palmolive plant in Australia.

         The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                          Director      Term
Name                        Age (1)       Position(s) held                 since       expires
----                        ---           ----------------              ---------     -------
Larry A. Caldwell            61           Director, President, Chief        1970        1999
                                          Executive Officer and
                                          Chairman of the Board of
                                          Directors
Robert C. Dix, Jr.           58           Director                          1994        2000
Kenneth R. Elshoff           66           Director                          1997        2000
Paul D. Leake                57           Director                          1996        2000
Samuel W. Speck              61           Director                          1991        1999
Jeffrey T. Tucker            40           Director                          1987        1999


-----------------------------

(1)  At April 1, 1998.


     Larry A. Caldwell is the President of Camco, a position he has held since Camco was organized in 1970, and was appointed Chief Executive Officer and Chairman of the Board of Directors in January 1996. Mr. Caldwell is also a director of Camco, and each of Camco's subsidiaries, which are First Savings, Marietta Savings, First Federal, Cambridge Savings Bank ("Cambridge Savings") and East Ohio.

     Robert C. Dix, Jr. is Publisher of The Daily Jeffersonian, Cambridge, Ohio, and is one of the five principals of the group known as Dix Communication. Mr. Dix is Executive Vice President of Wooster Republican Printing Company, which owns a group of newspapers and radio stations. Mr. Dix is also President of MDM Broadcasting, a television station holding company, which is a wholly-owned subsidiary of Wooster Republican Printing Company.

     Kenneth R. Elshoff retired in 1997 after 18 years of service as the President of the Ohio League of Financial Institutions. Mr. Elshoff was appointed to fill the unexpired term of John H. Heiby, who retired as a director in March 1997.

     Paul D. Leake has served as the President and Chief Executive Officer of First Savings since 1976, and as a director of First Savings since 1977.

     Samuel W. Speck is President of Muskingum College, New Concord, Ohio. Prior to joining Muskingum College in 1986, Dr. Speck was Associate Director of the Federal Emergency Management Agency. Dr. Speck is also a director of Cambridge Savings.

     Jeffrey T. Tucker is a certified public accountant and a partner in the accounting firm of Tucker & Tucker, Cambridge, Ohio.

Meetings of Directors

     The Board of Directors of Camco met nine times for regularly scheduled and special meetings during the year ended December 31, 1997.

Committees of Directors

         The Board of Directors of Camco has a Compensation Committee, whose members are Messrs. Hanawalt, Speck and Tucker. The Compensation Committee reviews and recommends to the Board of Directors compensation and directors fees for Camco and its banking subsidiaries, Cambridge Savings, First Federal, First Savings and Marietta Savings. The Compensation Committee met four times during 1997.

         The Board of Directors of Camco has an Audit Committee, whose members are Messrs. Dix, Elshoff and Spann. The function of the Audit Committee is to recommend audit firms to the full Board of Directors and to review and approve the annual audit report. The Audit Committee met once during 1997.

         The Board of Directors of Camco does not have a standing nominating committee. Nominees for election to the Board of Directors are selected by the entire Board.


                               EXECUTIVE OFFICERS

         In addition to Mr. Caldwell, who is the Chairman of the Board, the Chief Executive Officer and the President of Camco, and Mr. Popp, who is the Secretary and the Senior Vice President of Camco, the following person is currently an executive officer of Camco and holds the designated position.

                                                          Executive officer
Name                 Age (1)        Position(s) held             since
----                 ---            ----------------       ---------------

Gary E. Crane         37           Treasurer and Chief       January 1998
                                   Financial Officer


-----------------------------

(1)  At April 1, 1998.

     Gary E. Crane was named Treasurer and Chief Financial Officer of Camco on January 19, 1998. Prior to joining Camco's management team, Mr. Crane served as Vice President and Chief Financial Officer of First Federal.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

         The following table sets forth the compensation paid to the chief executive officer of Camco and each executive officer of Camco at December 31, 1997, who received cash and cash equivalent compensation in excess of $100,000 from Camco and its subsidiaries for services rendered to Camco and its subsidiaries for the years ended December 31, 1997, 1996 and 1995:

                           Summary Compensation Table

                                            ----------------------------------------------------
                                               Annual compensation       Long term compensation
--------------------------------------------------------------------------------------------------------------------
                                                                                 Awards
                                                                        -------------------------
Name and principal position       Year       Salary ($)    Bonus ($)     Securities underlying          All other
                                                                          options/SARs(#) (1)        compensation (2)
--------------------------------------------------------------------------------------------------------------------
Larry A. Caldwell, President,     1997        $152,340       $44,775               --                 $  45,804
   Chief Executive Officer and    1996         146,200        36,925               --                   337,042
   Chairman of the Board          1995         137,730        24,463           12,963.3                  29,884


Anthony J. Popp,                  1997        $105,598       $26,401               --                 $  36,936
   Secretary and Senior Vice      1996         101,365        20,141               --                   278,798
   President                      1995          96,028        15,004           10,180.8                  22,444

D. Edward Rugg (3)                1997        $103,384       $17,972               --                 $  17,400
                                  1996          96,780        16,433               --                   139,331
                                  1995          88,822        14,636            5,040.0                   5,901


-------------------------

(1) Represents the number of shares of common stock of Camco underlying options granted pursuant to the 1995 Stock Option Plan.

(2) Consists of directors' fees paid by Camco or one of its subsidiaries, employer contributions to the Camco 401(k) Plan and, in 1996, payment for single-premium, split-dollar life insurance policies.

(3) Effective January 19, 1998, Mr. Rugg ceased to be an executive officer of Camco.

Compensation Committee Report On Executive Compensation

         Camco is a multiple thrift holding company and its primary holdings include 100% of the stock of four thrifts and a title insurance agency. The Chief Executive Officer, Larry A. Caldwell, receives his compensation entirely from Camco. The other two Camco executive officers in 1997, Anthony J. Popp, Senior Vice President, Chief Financial Officer and Secretary, and D. Edward Rugg, Treasurer, received the majority of their compensation from Marietta Savings and Cambridge Savings, respectively, in their capacities as Chief Executive Officer of each institution. Messrs. Popp and Rugg served as executive officers of Camco on a part-time basis.

         Camco's Compensation Committee (the "Committee") recommends to Camco's Board of Directors the executive compensation for Camco executives for responsibilities at the holding company level. Recognizing holding company guidelines and oversight, the board of directors of each insured subsidiary sets the executive compensation for that subsidiary.

         Effective January 19, 1998, Gary E. Crane was named Chief Financial Officer and Treasurer of Camco. Mr. Popp will continue to serve Camco in the capacities of Senior Vice President and Secretary.

                      Process for Determining Compensation

         The compensation levels of the executive officers, including the President/Chief Executive Officer, are reviewed each year by the Committee. The Committee utilizes independent compensation surveys of officers in the thrift industry, taking into account comparable asset bases and geographic locations. The Committee also assesses each executive officer's contribution to Camco, the skills and experience of each executive officer and the ongoing potential of each executive officer. Total corporate return performance is also a consideration in determining executive officer compensation.

         Based on the foregoing factors, recommendations are made by the Committee to the Board of Directors of Camco. The Committee's recommendations are reviewed by the Board of Directors except that Board members who are also executive officers do not participate in deliberations regarding their own compensation.

             Compensation Policy Toward Executive Officers Generally

         The executive compensation policies of the Committee are designed to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value.

         The cash compensation program for executive officers consists of two elements; a base salary and a discretionary cash bonus.

         The objectives of the discretionary cash bonuses are to motivate and reward the executive officers based on each individual's contribution to the total performance of Camco and to reinforce a strong performance orientation.

                       Determination of CEO's Compensation

         The Committee determined the compensation of Mr. Caldwell in 1997 pursuant to the policies described above for executive officers. The corporate profitability measurements considered were return on equity, net income, earnings per share and return on assets. Additional corporate goals considered were merger and acquisition activities, continued updating and implementation of Camco's strategic plan and subsidiary oversight and progress.

         Submitted by the Compensation Committee of Camco's Board of Directors

         James R. Hanawalt, Chairman
         Samuel W. Speck
         Jeffrey T. Tucker

Compensation Committee Interlocks

         During 1997, no member of the Compensation Committee was a current or former executive officer or employee of Camco or one of its subsidiaries or had a reportable business relationship with Camco or one of its subsidiaries.

Performance Graph

         The following graph compares the cumulative total return on Camco's common stock with the cumulative total return of an index of companies whose shares are traded on The Nasdaq Stock Market ("Nasdaq") and a savings and loan peer group index for the same period:

          A graph comparing the cumulative total return of Camco's common stock from December 19, 1992 to December 31, 1997, to the return of Camco's peer group (six publicly-traded thrifts in Ohio with assets of $300-600 million) and The Nasdaq Stock Market, over the same five year period, appears here in the Proxy Statement.








Employment Agreements

         Camco has employment agreements with Mr. Caldwell and Mr. Popp (the "Employment Agreements"). The Employment Agreements each provide for a term of three years and a salary and performance review by the Board of Directors not less often than annually, at which time the Board of Directors may extend the Employment Agreements for one year. The Employment Agreements also provide for the inclusion of Mr. Caldwell and Mr. Popp in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provide for vacation and sick leave.

         The Employment Agreements are terminable by Camco at any time. In the event of termination by Camco for "just cause," as defined in the Employment Agreements, Mr. Caldwell and Mr. Popp will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination other than for (1) just cause, (2) retirement at or after the normal retirement age under a qualified pension plan maintained by Camco,
(3) at the end of the term of each of the Employment Agreements or (4) in connection with a "change of control," as defined in the Employment Agreements, Mr. Caldwell and Mr. Popp will each be entitled to (i) a continuation of salary payments for the remainder of the term of his Employment Agreement plus an additional twelve months, not to exceed 36 months and (ii) a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement, the date the individual becomes 65 years of age, or the date the individual becomes employed full-time by another employer. In addition, Mr. Caldwell and Mr. Popp will each be entitled to a continuation of fees as a director of Camco or any Camco subsidiary (other than Marietta Savings with respect to Mr. Popp) for the remainder of the term of his Employment Agreement plus an additional 12 months, not to exceed 36 months.

         The Employment Agreements also contain provisions with respect to the occurrence within one year after a "change of control" of (1) the termination of employment for any reason other than just cause, retirement or termination at the end of the term of the agreement, (2) a change in the capacity or circumstances in which Mr. Caldwell or Mr. Popp is employed or (3) a material reduction in Mr. Caldwell's or Mr. Popp's responsibilities, authority, compensation or other benefits provided under each Employment Agreement without the written consent of Mr. Caldwell or Mr. Popp. In the event of any such occurrence under his respective Employment Agreement, Mr. Caldwell and Mr. Popp will be entitled to payment of an amount equal to three times his average annual compensation for the three taxable years immediately preceding the termination of employment. In addition, Mr. Caldwell and Mr. Popp would be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement, the date the individual becomes 65 years of age, or the date on which the individual is included in another employer's benefit plans as a full-time employee. The maximum which either man may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). A "change of control," as defined in each Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of Camco or its subsidiaries, the control of the election of a majority of the directors of Camco or its subsidiaries or the exercise of a controlling influence over the management or policies of Camco or its subsidiaries.

Split-Dollar Plan

         In 1996, Camco established a split-dollar life insurance plan (the "Split-Dollar Plan") to provide life insurance coverage to certain employees whose benefit levels were potentially reduced when Camco terminated its non-contributory defined benefit pension plan. Pursuant to the terms of the Split-Dollar Plan and separate agreements entered into by each participating employee, flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets, have been purchased on the lives of the employees. Upon the death of the participating employee, a beneficiary named by the employee will receive the lesser of (1) two times the employee's base salary for the 12 months preceding the month in which the employee dies, or (2) the total death proceeds of the life insurance policy. The balance of the life insurance proceeds will be payable to Camco or the applicable subsidiary and are expected to be sufficient to cover all investment costs associated with the policy. The premiums paid by Camco on behalf of the named executive officers have been included in the Summary Compensation Table under the heading "All Other Compensation."

Salary Continuation Plan

         In connection with the termination of its non-contributory defined benefit pension plan, Camco implemented in 1996 a non-qualified retirement plan (the "Salary Continuation Plan") for the benefit of certain executive officers. The Salary Continuation Plan provides for continued monthly compensation to an employee, or his or her beneficiary, for 179 months following the employee's retirement at age 65 from one of Camco's subsidiaries. If the employee retires after age 55 or after having completed 15 years of full-time service (the "Early Retirement Date"), and before age 65, the Salary Continuation Plan provides for a reduced benefit. Upon a change in control of the applicable Camco subsidiary and the subsequent termination of the employee's employment, the employee is entitled to a lump sum payment of a reduced amount. If the employee's employment is terminated prior to the Early Retirement Date for any reason other than death, the employee is not entitled to receive any benefits under the Salary Continuation Plan. The benefits payable to Mr. Popp and Mr. Rugg under the Salary Continuation Plan, assuming their retirement at age 65, are $800 and $1,708 per month, respectively, for 179 months. The Salary Continuation Plan does not currently provide for payments to Mr. Caldwell.

Stock Option Plans

         At the 1996 Annual Meeting of Stockholders of Camco, the stockholders approved the 1995 Stock Option Plan. The Board of Directors of Camco reserved 102,532 shares of common stock for issuance by Camco upon the exercise of options granted to certain directors, officers and employees of Camco and its subsidiaries from time to time under the 1995 Stock Option Plan. Options to purchase 77,175 common shares of Camco have been awarded pursuant to the 1995 Stock Option Plan.

         In connection with the acquisition of First Ashland Financial Corporation ("FAFC") in 1996, Camco assumed all of the outstanding options that had been granted pursuant to the Ashland Stock Option Plan. There are currently options to purchase 122,300 shares of Camco outstanding pursuant to the Ashland Stock Option Plan. The Board of Directors is proposing that the stockholders of Camco approve an amendment of the Ashland Stock Option Plan to provide for the grant of options under the Ashland Stock Option Plan to directors, officers and employees of Camco and its subsidiaries. See "PROPOSED AMENDMENT TO THE FIRST ASHLAND FINANCIAL CORPORATION 1995 STOCK OPTION AND INCENTIVE PLAN."

         Grants pursuant to the 1995 Stock Option Plan are made by the Board on the basis of an individual's position, duties and responsibilities, the value of the individual's service to Camco and its subsidiaries and any other factors the Board may deem relevant. Grants pursuant to the Ashland Stock Option Plan are made by a committee of "Disinterested Persons" as defined in the Ashland Stock Option Plan, pursuant to a quantifiable formula established by the Board of Directors. Options granted to the officers and employees under the 1995 Stock Option Plan and the Ashland Stock Option Plan may be Incentive Stock Options ("ISO") which, if certain conditions are met, permit the optionees to delay the recognition of federal taxable income on the shares of common stock received upon the exercise of the options. Options granted under the 1995 Stock Option Plan and the Ashland Stock Option Plan to directors who are not employees of Camco or a subsidiary of Camco will not qualify as ISOs under the Code ("Non-qualified Stock Options").

         An option recipient under either plan cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination for cause, as defined in the 1995 Stock Option Plan and the Ashland Stock Option Plan, will result in the termination of any outstanding options as of the date of termination of employment or directorship. The 1995 Stock Option Plan also provides that in the event of a "change in control" or "imminent change in control" as defined in the 1995 Stock Option Plan, all outstanding options which are not yet exercisable shall become immediately exercisable. A "change in control" includes the execution of an agreement for the sale of all, or a material portion, of Camco's assets, the execution of an agreement for a merger or recapitalization of Camco or any merger or recapitalization whereby Camco is not the surviving entity, or the acquisition of the beneficial ownership of 25% or more of the voting shares of Camco by any person or entity.

"Imminent change in control" means any offer or announcement to acquire control of Camco; provided, however, that an application or notice shall have been filed with the Office of Thrift Supervision and such application shall have been approved or such notice shall not have been disapproved.

         The Ashland Stock Option Plan provides that in the event of a merger, consolidation or combination of Camco with and into the another company, whereby either Camco is not the surviving company or its outstanding shares of common stock are converted or exchanged for different securities, cash or other property or any combination thereof, pursuant to an agreement the terms of which are binding upon all stockholders, any participant to whom an option has been granted, at least six months prior thereto, will have the right, subject to the provisions of the Ashland Stock Option Plan and any limitations applicable to the option, upon the exercise thereof to receive any amount equal to the excess of the fair market value on the date of the exercise of the consideration receivable upon such merger, consolidation or combination with respect to the shares of common stock covered by the option over the exercise price multiplied by the number of shares of common stock with respect to which the option is exercised. Such amount may be payable in cash or property, or a combination of both, as determined by the committee administering the Ashland Stock Option Plan.

         The following table sets forth certain information with respect to the persons listed in the Summary Compensation Table above and their options outstanding under the 1995 Stock Option during the year ended December 31, 1997. No executive officers of Camco have received grants of options under the Ashland Stock Option Plan.

        Aggregated Option/SAR Exercises in Last Fiscal Year and
                           12/31/97 Option /SAR Values

                                                           Number of Securities
                                                          Underlying Unexercised
                                                             Options/SARs at 1             Value of Unexercised In-the-Money
                      Shares Acquired       Value              2/31/97(3) (#)                Options/SARs at 12/31/97($) (1)
        Name          on Exercise (#)   Realized ($)    Exercisable/Unexercisable             Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Larry A. Caldwell             -               N/A                13,611/ -                          $137,199/ -

Anthony J. Popp               -               N/A                10,690/ -                          $107,755/ -

D. Edward Rugg                -               N/A                 5,292/ -                           $53,343/ -


-----------------------------

(1) For purposes of this table, the value of the option was determined by multiplying the number of options by the difference between the $15.42 exercise price and the fair market value of Camco's common stock, which was $25.50 on December 31, 1997, based on the closing bid price reported by Nasdaq.


Director Compensation

         During the year ended December 31, 1997, each director of Camco received $1,000 for each meeting of the Board of Directors of Camco attended, except in the case of any special meeting of the Board with a duration of one hour or less for which the fee was $500. In addition, directors who were not executive officers of Camco received a fee of $340 for each committee meeting attended, except that if the committee meeting was held on the same day as a Board of Directors' meeting the fee was $160. During the year ended December 31, 1997, Camco paid a total of $74,370 in directors' compensation.

                   PROPOSED AMENDMENT TO THE CAMCO CERTIFICATE

         The Camco Certificate currently authorizes 5,000,000 shares of capital stock, $1.00 par value per share, consisting of 4,900,000 shares of common stock, $1.00 par value per share, and 100,000 shares of preferred stock, $1.00 par value per share. As of the Voting Record Date, there were 3,631,948.5 Camco shares issued and outstanding, 224,832 Camco shares reserved for issuance upon the exercise of options and no shares of preferred stock issued. Therefore, only 1,043,219.5 common shares are available for future acquisitions, stock dividends, stock options or other corporate purposes.

         The Amendment provides for the authorization of 9,000,000 shares of capital stock, of which 8,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per share. The Board of Directors of Camco believes an increase in the total authorized Camco shares will enable Camco to better meet its future business needs. In order to have sufficient authorized but unissued shares available to effect possible acquisitions of financial institutions or for other corporate purposes, such as stock dividends or stock options, the Board of Directors believes it is advisable to increase the authorized number of Camco shares by 4,000,000 to 9,000,000. The proposed increase in the number of authorized shares will give Camco greater flexibility in responding quickly to advantageous business opportunities. Depending on the means by which the acquisition is completed, Camco stockholders may not be required to vote on the acquisition. Other issuances of authorized Camco shares also may not be subject to stockholder vote. The Board of Directors of Camco recommends that the stockholders approve the following amendment to Article FOURTH of the Camco Certificate to read as follows:

         FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is Nine Million (9,000,000), of which stock Eight Million Nine Hundred Thousand (8,900,000) shares shall be common shares of the par value One Dollar ($1) each, amounting in the aggregate to Eight Million Nine Hundred Thousand Dollars ($8,900,000), and One Hundred Thousand (100,000) shares shall be preferred shares of the par value One Dollar ($1) each, amounting in the aggregate to One Hundred Thousand ($100,000). There is hereby granted to the Board of Directors of the corporation the authority to fix by resolution or resolutions any and all powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, of shares of the preferred stock, or of any series of the preferred stock, of the corporation that are permitted by the General Corporation Law of Delaware to be fixed by the Board of Directors, and such grant of authority shall include the power to specify the number of shares to any series of the preferred stock of the corporation.

         Since authorized shares of capital stock of Camco can be issued without further stockholder approval or preemptive rights in existing stockholders, the Board of Directors could dilute the voting power of existing stockholders and increase the number of shares which would have to be purchased to obtain control of Camco. Under some circumstances, the issuance of new shares may discourage certain potential business combinations which some stockholders may believe to be in their best interest and make more difficult management changes which might occur if the potential business combination were successful.

         All Camco shares, including those now authorized and those which would be authorized by the Amendment, are equal in rank and have the same voting, dividend and liquidation rights. Holders of Camco shares do not have preemptive rights.

         THE BOARD OF DIRECTORS OF CAMCO RECOMMENDS THAT THE STOCKHOLDERS OF CAMCO VOTE FOR THE AMENDMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE AMENDMENT.

                PROPOSED AMENDMENT TO THE FIRST ASHLAND FINANCIAL
                CORPORATION 1995 STOCK OPTION AND INCENTIVE PLAN

         In connection with Camco's acquisition of FAFC in 1996, Camco assumed the Ashland Stock Option Plan, which provides for grants of options to directors, officers or employees of FAFC or any parent corporation or subsidiary corporation of FAFC. Camco has reserved 142,058 shares for issuance upon the exercise of options granted under the Ashland Stock Option Plan and there are currently options to purchase 122,300 shares of Camco outstanding pursuant to the Ashland Stock Option Plan. The Board of Directors of Camco desires to amend the Ashland Stock Option Plan to permit grants under such plan of the remaining 19,758 reserved shares to directors, officers and employees of Camco and its subsidiaries, which include First Savings, the former subsidiary of FAFC.

         The stated purpose of the Ashland Stock Option Plan is to promote the long term interests of FAFC and its stockholders by providing a means for attracting and retaining directors, officers and employees. FAFC no longer exists as a separate entity and its former wholly-owned subsidiary, First Savings, is a subsidiary of Camco. The Board of Directors believes that as the successor to FAFC, Camco should be able to utilize the Ashland Stock Option Plan for the purposes of retaining directors, officers and employees of Camco and its subsidiaries. Therefore, the Board of Directors of Camco recommends that the stockholders approve the amendment to the Ashland Stock Option Plan to delete the definition of "Corporation" in Section Two of the Ashland Stock Option Plan and to replace it with the following new definition:

         "Corporation"   means   Camco   Financial   Corporation,   a   Delaware
corporation, and any predecessor or successor entity.

         THE BOARD OF DIRECTORS OF CAMCO RECOMMENDS THAT THE STOCKHOLDERS OF CAMCO VOTE FOR THE ASHLAND OPTION PLAN AMENDMENT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ASHLAND OPTION PLAN AMENDMENT.


                              SELECTION OF AUDITORS

         The Board of Directors has selected Grant Thornton as the auditors of Camco for the current fiscal year and recommends that the stockholders ratify the selection. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF STOCKHOLDERS AND OTHER MATTERS

         Any proposals of stockholders intended to be included in Camco's proxy statement for the 1999 Annual Meeting of Stockholders should be sent to Camco by certified mail and must be received by Camco not later than December 31, 1998.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.

                                             By Order of the Board of Directors




April 24, 1998                               Anthony J. Popp, Secretary

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           CAMCO FINANCIAL CORPORATION

           CAMCO FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS
                                  May 26, 1998


         The undersigned stockholder of Camco Financial Corporation ("Camco") hereby constitutes and appoints Larry A. Caldwell and Jeffrey T. Tucker, or either one of them, as the Proxies of the undersigned with full power of substitution and resubstitution, to vote at the 1998 Annual Meeting of Stockholders of Camco to be held at The Pritchard Laughlin Civic Center, 7033 Glenn Highway, Cambridge, Ohio 43275, on May 26, 1998, at 3:00 p.m. Eastern Daylight Time (the "Annual Meeting"), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.       The election of three directors:

          FOR all nominees                               WITHHOLD authority to
           listed below                                  vote for all nominees
          (except as marked to the                       listed below:
                contrary below):

                                James R. Hanawalt
                                 Anthony J. Popp
                                  Eric G. Spann

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-----------------------------------------------------------------------

2. The adoption of the amendment to Article FOURTH of the Certificate of Incorporation of Camco to increase the authorized number of shares of common stock from 5,000,000 to 9,000,000, of which 8,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per share.


              FOR                       AGAINST                     ABSTAIN

3. The adoption of the amendment to the First Ashland Financial Corporation 1995 Stock Option and Incentive Plan to allow Camco to grant options pursuant to the plan to directors, officers and employees of Camco and its subsidiaries.


              FOR                       AGAINST                     ABSTAIN

4. The ratification of the selection of Grant Thornton LLP, certified public accountants, as the auditors of Camco for the current fiscal year.


              FOR                       AGAINST                     ABSTAIN


Important: Please sign and date this proxy on the reverse side.

5. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the nominees and the proposals listed above.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE AND IN FAVOR OF THE PROPOSALS STATED ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.

At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 1998 Annual Meeting of Stockholders of Camco and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------                ------------------------------
Signature                                            Signature


----------------------------                ------------------------------
Print or Type Name                                   Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.